Exhibit 10.7.1
SECOND AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
Implementation of 6-Digit CSCs
     This Second Amendment to the Common Short Code License Agreement, Statement: Statement of Work dated as of the ___ day of January, 2006 between NeuStar, Inc., a Delaware corporation, with offices located at 46000 Center Oak Plaza, Building X, Sterling, VA 20166 (“NeuStar”) and the Cellular Telecommunications and Internet Association (“CTIA”), a District of Columbia non-profit corporation, located at 1400 16th Street, NW, Suite 600, Washington, DC 20036.
     WHEREAS, NeuStar entered into a Common Short Code License Agreement with the CTIA (“License Agreement”) dated October 17, 2003 to develop and maintain a database of common short codes, to process common short code applications and assign common short codes to applicants and to engage in other Registry Services on behalf of members of the wireless industry;
     WHEREAS, NeuStar and CTIA now desire to amend certain terms of the License Agreement pursuant to Article 9 of the License Agreement to (i) allow for the registration of six (6) digit CSCs (each a “6-digit CSC”), (ii) upgrade the Registry Database and associated Registry Services, and (iii) to revise the Assignment Guidelines to reflect modified specifications from the Common Short Code Working Group.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:
I. Terms used in this Second Amendment and not otherwise defined shall have the same meaning set forth in the License Agreement.
II. Six-Digit Common Short Codes.
A.	Lease of 6 Digit CSCs. Commencing no later than ninety (90) days after the execution of this Second Amendment, Registry shall be entitled to lease six (6) digit CSCs in accordance with Article 6 of the License Agreement and with the Assignment Guidelines as modified in this Second Amendment.

B.	Grandfathered CSCs. No later than fifteen days prior to the launch of such 6-digit CSCs (“6-digit Launch Date”), Carriers may request 6-digit CSCs to be reserved from the CSC pool, rendering them unavailable for general registration on the 6-digit Launch Date as a CSC (“6-Digit Grandfathered CSC”). Carriers may return 6-digit Grandfathered CSCs to the available pool of CSCs at any time.

C.	Types of 6-Digit CSCs. There shall be Random, Selected and Carrier Reserved 6-Digit CSCs leased in accordance with sections 6.3.3, 6.3.4 and 6.3.5 of the License Agreement.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

D.	6-digit CSCs are CSCs. Except as set forth in Section II.A above, 6-Digit CSCs shall be treated the same as CSCs for all other purposes set forth in the License Agreement.
III. CSC Version 2.0.
A.	NeuStar shall, either itself, or in conjunction with other third parties, implement CSC version 2.0, which shall include the additional functionality set forth in Attachment 1, attached hereto (“CSC 2.0”)

B.	For purposes of the License Agreement, the functionalities listed under New Registry Database Functionality in Attachment Number 1 shall be considered an “Enhancement” as defined in Section 1.21 of the License Agreement. Therefore, the New Registry Database Functionality shall be considered “Registry IP” and owned exclusively by the Registry pursuant to Section 7.3 of the License Agreement.

C.	For purposes of the License Agreement , the enhancements listed under New CSC Website Enhancements as well as any CSC Data associated or related to CSC 2.0 shall be considered “CSC Enhancements” as defined in Section 1.16 of the License Agreement. Therefore, the New CSC Website Functionality and any related CSC Data generated by such Functionality shall be considered CSC Registry Rights and owned exclusively by CTIA, on behalf of all Participating Carriers, pursuant to Section 7.1 of the License Agreement.

D.	The Parties hereby agree that all transition requirements applicable to 5-Digit CSCs shall also be applicable to 6-Digit CSCs under the terms and conditions set forth in Article 17 of the License Agreement.
IV. 6-Digit Fees. CTIA agrees to pay Registry the fees set forth in Exhibit C-2 of the License Agreement for each 6-digit CSC.
V. Assignment Guidelines v. 1.1. The Parties hereby agree to delete Exhibit E to the License Agreement and replace such Exhibit with the new Exhibit E, attached hereto as Attachment 2.
VI. Except as specifically modified by this Second Amendment, the terms and conditions of the License Agreement shall remain in full force and effect.
     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

NEUSTAR, INC	CTIA

By: /s/ Steven Boyce	By: /s/ R. Mesirow
Name: Steven Boyce	Name: R. Mesirow
Title: VP + Controller	Title: VP Operations
Date: 01/20/06	Date: 1/31/06
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

ATTACHMENT NUMBER 1 TO THE
SECOND AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
CSC 2.0 FUNCTIONALITY
The following represents the material additional functionality that will be added to the CSC Registry Database and Website, which shall comprise CSC 2.0.
I.	New Registry Database Functionality
1.	Registry shall allow for the registration of Random and Selected 6-Digit CSCs by members of the public.
2.	Registry shall update the Registry Database to allow CSC Registrants to pay for their CSC leases via Visa, MasterCard and American Express credit cards.
3.	Registry shall ensure that all renewal terms for CSCs shall correspond to the expiration of the previous term, rather than the date of payment for such renewal.
4.	Registry shall provide CSC applicants with the ability to add a basic content rating (i.e., Over/Under 18 years of age).
5.	Registrants shall have the ability to copy information about a particular CSC from one application or registration into an application for an additional CSC.
6.	In the CSC Application, Registrants will have the ability to select a particular Content Aggregator from a drop-down list.
7.	Registry shall ensure that Carriers are provided with notices of deactivation in the event that CSCs are not renewed and paid within 30 days after expiration of the CSC.
8.	Registry shall update the CSC application fields to allow for the use of Internationalized characters.
9.	Registry shall allow CSC Registrants to add additional billing contacts for each CSC.
10.	Registry shall provide e-mail reminder notices to Applicants for CSCs which have been registered or renewed, but are unpaid.
11.	Carriers shall have the ability to opt-in or Opt-out of all types of Registry notices.
12.	Registry shall incorporate a tool for end users to provide comments / suggestions to the Registry and CTIA on the US CSC program and the CSC Website.
II.	New CSC Website Enhancements
1.	The CSC Website shall be redesigned to minimize the number of steps to register a CSC.
2.	Registry shall include actual examples of existing CSC programs (i.e., ESPN, ClearChannel, etc.) on the CSC Website. In addition, the CSC Website shall contain “case studies” and “model” CSC programs. Such content shall be supplied by CTIA to Registry to include on the Website. CTIA shall procure the intellectual property rights and associated licenses from third parties (if any are required) to display such content on the Website. Content may also be supplied directly by third party content providers that license such content directly to the CTIA and Registry to use on the CSC Website.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

3.	Registry shall revise the “Step by step process” for leasing CSCs currently located at: http://www.usshortcodes.com/content/csc_obtain.html

4.	Registry shall compile Website user statistics which shall be provided to CTIA in periodic reports, which shall be no more than once per month.

5.	Registry shall replace certain graphics on the Website.

6.	Registry shall include on the Website home page a section entitled “What’s New” to contain dynamic content supplied by CTIA and Registry. Registry’s website support team shall provide the support for updating this section.

7.	Registry shall also include on the home page of the Website a section entitled “Calendar/Events” which shall supply the end user with information related to events, trade shows and conferences that are related to the United Stated CSC program. Registry’s website support team shall provide the support for updating this section.

8.	The CSC Website shall contain a page dedicated to CSC advertising and promotions as agreed to by the Parties.

9.	The Registry shall, with the assistance of the CTIA, develop a Webpage on the CSC Website that describes how an end user sends an SMS message using a CSC.

10.	The Parties shall work together to develop a CSC User Guide to place on the CSC Website that shall provide end users with the rules related to the deployment of CSC programs.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

ATTACHMENT NUMBER 2 TO THE
SECOND AMENDMENT TO
COMMON SHORT CODE LICENSE AGREEMENT
AMENDED AND RESTATED EXHIBIT E TO THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Assignment Guidelines
COMMON SHORT CODE
ADMINISTRATION
GUIDELINES
Version 1.1
January 20, 2006
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Table of Contents
1.	Common Short Code Service Overview

2.	Common Short Code Namespace

3.	Common Short Code Users

4.	Common Short Code Application Process

5.	Common Short Code Address Database

6.	Common Shot Code Customer Service
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

1.	Common Short Code Service Overview
Short codes are a string of numeric digits used to address wireless messages. Wireless carriers administer their own list of short codes. Common short codes (CSC) are short codes that are administered by a single CSC Administrator for a group of wireless carriers.
1.1 Wireless Messaging and Short Codes
Wireless messaging allows mobile subscribers to send and receive messages with other subscribers or with applications. A telephone number will be used when sending a message to another subscriber. Messages sent to other subscribers are like email, and include text such as “I’ll be there in 10 minutes”.
Some examples of applications used in wireless messaging are; TV voting/polling, information requests, direct response marketing promotions and wireless advertising. Rather than use telephone numbers to address applications carriers use short codes. For example, if a wireless user wants to request football scores by using a short code they could create a message with the text “Football scores” and address it to a short code such as 29876. The application provider would then send football scores to the subscriber’s mobile.
1.2 Functional Roles Involved in Short Codes
There are a number of roles involved in enabling and using short code related applications:
•	End users — persons or entities that will utilize short codes for communication with applications

•	Carriers — provide the network infrastructure for delivery of messages between the end user and connection aggregators or application providers. A Carrier may also act as a connection aggregator, application provider, or applicant for CSCs. In such an event that Carrier will be bound by the same rules and obligations as any other connection aggregator, application provider or applicant.

•	Connection aggregator — may provide connectivity between carrier networks and application providers

•	Application providers — provide the technology platform for a short code service application

•	Content provider — the entity that owns or has the right to content and licenses such content to the application provider for delivery to the end user
It’s possible for the application provider to also be the content provider. For example an application provider could provide ring tones as content. It’s also possible for the same company to be both a connection aggregator and an application provider. Therefore it’s possible for the connection aggregator, the application provider and the content provider to be the same company.
Attachment 4 provides a diagram of the roles involved in short code service delivery.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

1.3 Common Short Codes
Short codes are currently offered on a carrier-by-carrier basis with no coordination of codes for identical applications. This limits applications to specific carriers and requires end users to recognize the specific short codes used by their carrier. This type of approach fragments the marketing message and limits content provider participation.
CSCs are a specific type of short code that will enable the same short code across multiple carriers thus increasing traffic and reducing user confusion. This document addresses CSCs that will be administered by a single CSC Administrator for a group of US wireless carriers.
A CSC Registry provides the operational aspects of the Administrator’s functions. The Registry will maintain a single database of available, reserved, and registered CSCs. Some of the Registry’s responsibilities include; providing the day to day operations, administering the resource, implementing and maintaining the CSC administration platform, developing and implementing guidelines, and facilitating the manual and automated implementation of CSCs across multiple carriers.
In addition to the roles identified in Section 1.2, CSCs require two additional roles:
          CSC Administrator — is the entity providing the administration of the CSCs. CTIA is the US Common Short Code Administrator.
          CSC Registry — provides the operational aspects of the Administrator’s functions. NeuStar is the US Common Short Code Registry.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

2.	Common Short Codes Namespace
The industry will introduce the CSC service in 4Q03 using CSCs in the format of five (5) and six (6) digit short codes. The digits 0 and 1 will not be used as the first digit of a CSC to avoid potential conflicts with existing dialing plans. The potential CSCs at introduction will be within the ranges:
                    Five Digit CSCs:  20000-99999 = 80,000 potential CSCs
                    Six Digit CSCs:   222222-999999 = 777,778 potential CSCs
Some short codes within the range of potential CSCs will be reserved and therefore will not be available for assignment as a CSC. The remaining short codes within the defined range are eligible for use as CSCs. Each carrier retains the right to support traffic, or not support traffic for a leased CSC. However a carrier cannot use a leased CSC for a purpose other than that which it has been leased during its term.
CSCs are only to be used between mobile devices and applications. A CSC registrant cannot lease, sublicense or otherwise transfer a CSC nor the rights to an application within that CSC to a third party, in accordance with the Registrant Sublicense Agreement.
2.1 Reserved Short Codes
Reserved Short Codes are short codes within the range of potential CSCs that are reserved for other purposes and therefore are not available to be used as CSCs. There are no code-specific charges associated with reserved codes. There are two categories of reserved codes;
•	Grandfathered — those currently used by carriers to provide short code related services

•	Carrier-specific — those reserved after introduction of the CSC service by an individual carrier
2.1.1 Grandfathered Codes
Individual carriers and groups of carriers have introduced short code related services using short codes that fall within the range of the 5 or 6 digit CSCs. It is necessary for the Registry to identify these short codes and reserve them so that they are not included in the pool of available CSCs.
Prior to the introduction of the CSC service each carrier will provide the Registry a list of short codes it is currently using within the defined 5 or 6 digit range. The Registry will register these codes as unavailable; they will be grandfathered for the carrier. They will not be able to be registered as a random CSC, selected CSC, or carrier-specific code.
The Registry will register; 1) the code and 2) the carrier. The effective date for all grandfathered codes will be 15 days prior to introduction of the CSC service. (The date of CSC service introduction will be determined by a written agreement between the CSC Administrator and the CSC Registry.) The Registry will only disclose that the code is not available for registration as a CSC. It will not disclose the carrier that registered the code.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

If a Carrier decides that it is no longer necessary to reserve the grandfathered code they may contribute the code to the pool of CSCs. This process is depicted in Attachment 2. The carrier’s primary point of contact with the Registry will send an email to the Registry identifying the code(s) contributed and the date of contribution. The Registry will store a copy of the correspondence in its records.
It is possible that more than one carrier will have claimed the code as a grandfathered code. If no other carrier still has the code reserved as a grandfathered code it will be placed in the pool of CSCs and will start a 90-day aging period where it cannot be assigned as a CSC. Carriers will be notified, via email, each time a grandfathered code enters the 90-day aging period. They will not be told which carrier contributed it. Any carrier can reserve the code as a carrier-specific code during the 90-day aging period.
2.1.2 Carrier-specific Codes
After implementation of the CSC service carriers will still have the ability to reserve short codes within the range of CSCs for its own purposes as long as the code is not already registered. If the code is already registered as a CSC the carrier’s reservation request will be denied. The lessee has the right to renew that same code when its term is expiring, assuming it has abided by the terms of the registrant sub-license agreement. Once a carrier reserves a carrier-specific code it is removed from the pool of available CSCs.
The Registry will register; 1) the code, 2) the carrier, and 3) the date it was reserved. The Registry will only disclose that the code is not available for registration as a CSC. It will not disclose the carrier that registered the code.
If a Carrier decides that it is no longer necessary to reserve the carrier-specific code they can contribute it to the pool of CSCs following the process defined in Section 2.1.1.
2.2 Common Short Codes
Common Short Codes (CSCs) are those short codes within the defined range available for registration as a CSC. CSCs are subject to registrations fees from the Registry. There are two types of CSCs;
•	Random CSCs — the applicant registers a CSC randomly selected by the Registry

•	Selected CSCs — the applicant selects the CSC that it wants to register
2.2.1 Random CSCs
Applicants can choose to have a CSC randomly assigned to their application by the Registry. In the event that the applicant chooses a random CSC the CSC will not be assigned to the application until the Registry approves the application. A CSC will be assigned using an algorithm that searches the list of available CSCs.
2.2.2 Selected CSCs
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Applicants can select a specific CSC for their application. Selected CSCs will be assigned on a first-come first-served basis. Prior to submitting the application the applicant can perform a CSC query to determine the availability of the desired CSC. If the applicant requests a CSC that is reserved or already registered the application will automatically be rejected. The applicant will have the opportunity to select a different CSC. If the CSC is available the Registry will review the application. Once the Registry receives the application it will be timestamped with the date and time in the event that there is a conflict between two applicants requesting the same CSC. The requested code will be placed in reserved status until the application is rejected or accepted.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

3.	Common Short Code Users
The Registry website will be available to the public for the purposes of finding general information regarding CSCs. There are three entities that will have secure access to the Registry system and be able to view specific information about specific CSCs. Those are:
•	Applicants — those that have submitted an application CSC, but have not yet had it approved by the Registry

•	Registrants — those that have applied for and been assigned a CSC

•	Carriers — telecommunications service providers that will be notified of the CSC assignment and may decide to implement the CSC in their network
3.1 Applicant Account Set-up
An entity that decides to submit an application for a CSC will first be required to set up an account with the Registry. If the applicant has already set up an account the applicant can go directly to the Existing User Login page and login with their user name and password.
If the applicant does not have an account it must first set one up by filling out the appropriate information (see Applicant Information section of application form in Attachment 1 of this document) at the Account Set-up page. Once the potential applicant has an account they can then log on to the Registry system and fill out a CSC application (see Attachment 1). The application is sent to the Registry for review. Once they submit an application they can review the status of that application through their secure access to the Registry system.
Applicants have the following permissions:
•	Modify account information

•	Receive alerts related to applications

•	View status with regard to pending applications (e.g., approved or rejected with comments)
3.2 Registrants
Once the Registry approves the application the selected or random CSC is assigned to the application. At this point the applicant’s status changes to that of a registrant because they are no longer awaiting assignment of the CSC.
Registrants have the following permissions:
•	Modify account information

•	Receive alerts related to registered CSCs

•	View all of their existing registration records

•	View assigned CSC status information such as carrier expiration date

•	Submit modification request of certain CSC information (excluding the name of the Content Provider) and view status

•	Submit renewal request for CSC and view status
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

3.3 Carriers
The Registry will work directly with representatives from the Carriers to identify a primary point of contact (POC). The Registry will set up an account for the POC, with a User Name and Password provided by the POC. The POC can modify the Password once they log-on to the Registry system.
The POC will have the following permissions:
•	Modify account information

•	Receive all carrier alerts generated by the Registry

•	View applications (excluding payment information such as credit card numbers)

•	Submit carrier status information related to specific CSCs (e.g., opt-in, opt-out)

•	Add other carrier contacts for the purposes of receiving alerts, viewing applications, or submitting status information
If there is a need to change the POC the Registry will work directly with the current POC.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

4.	Common Short Code Application Process
Registry users with an active account can submit an application for a CSC. The processes defined in this section are depicted in Attachment 2.
4.1 Application Submission
Applicants can submit an application by logging on to the Registry system using their User name and Password. If they plan on applying for a Selected CSC they should first perform a CSC query to determine if the desired CSC is available for assignment. If the desired CSC is designated as unavailable the applicant should not request it, the application will automatically be rejected.
To fill out an application the applicant would go to the CSC Application page on the secure website. The applicant can request up to twenty CSCs on one application form. Since the applicant has already set up an account with the Registry the applicant information portion of the application will already be filled out with their specific information. The applicant will then fill out the rest of the application. A CSC can be reserved for three, six, and twelve month terms.
Once the application is complete the applicant will hit the Submit button on the application. The Registry will receive an alert (all alerts associated with the Registry are via email) that an application was submitted and the application will be placed in the Registry’s work item list. (A work item list is the first page a user views after they logon to the Registry system. Attachment 3 provides examples of the work item lists provided by the Registry for each of the users.) If the application is properly submitted the applicant will receive an alert from the Registry that the application was received and will be reviewed.
4.2 Registry Review
The Registry will review the application for completeness and whether information on the application is erroneous on its face. If the application is not complete or found to be in error it will be rejected with an explanation. The applicant will receive an alert from the Registry that the application was rejected. They can then log-on to the Registry system and review the Registry’s explanation as to why it was rejected. The rejected application will be on the applicant’s work item list. If the applicant had selected a specific CSC that CSC will be reserved for the next fourteen (14) calendar days so the applicant has an opportunity to modify and resubmit their application.
Once the Registry approves an application a CSC will be assigned. If they requested a random CSC the Registry system will use a random selection algorithm to assign a CSC to the application. If they chose a Selected CSC that CSC will be assigned to the application. Upon approval the applicant/registrant and the carriers will receive an alert from the Registry that the application was approved. They can then log-on to the Registry system and view the approved application.
The information included in the application will then become part of a CSC registration record. This will serve as the form that will be viewed by the registrant, Registry and Carriers on an ongoing basis.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

All of the Carriers will receive an alert that a CSC has been assigned and a registration record is available to be reviewed.
The carriers can log-on to the Registry system to review the registration records. These registration records will appear in their work item list. If the carrier has any questions about the registration they can contact either the Registry or the registrant by phone or email.
4.3 CSC Addressing File
The CSC addressing file is generated from the registration records in the Registry’s master CSC address database. It is an ASCII text file containing the mapping information for CSCs and their respective Application Providers. The Registry updates the file every Friday and makes it available for download from the secure website. Carrier’s can use the file to create or verify its own CSC addressing tables.
Each line in the CSC addressing file constitutes one CSC to Application Provider mapping record whose fields are delimited by a comma (“,”). The format of the record is defined as follows:
<CSC>,<Application Provider>,<Expiration Date>,<Program Start Date>, <Program End Date>
where <CSC> is a common short code, <Application Provider> is the identity string of the Application Provider whose application is addressed by the CSC, <Expiration Date> is the expiration date of the CSC, <Program Start Date> is the date when the content program of the CSC starts, and <Program End Date> is the date when the content program of the CSC terminates.
The date format is “MM/DD/YYYY”, where MM is the two digits for a month, DD is the two digits for a date, and “YYYY” is the four digits for the year. They are separated by the forward slash (“/”). This format applies to the three date fields in a record. For single digit month or date, the left digit is default to zero (“0”).
4.4 Carrier Implementation Status
Each participating Carrier will be able to register their status with regard to whether they plan to opt-in or opt-out of the program associated with the specific CSC. The default condition will be no reply. This status information will not be disclosed, in any way, to other carriers or applicants.
4.5 CSC Expiration
Before a CSC’s term expires, the registrant and the Carriers will receive alerts notifying them of the expiration date. The alerts will be sent 30 days, 15 days, 5 days and 1 day prior to the expiration date. When the term expires the registrants and Carriers will receive an alert notifying them that the CSC has expired and it is no longer assigned to the registrant.
Once a CSC expires it is given a ninety-day aging period where it will not be available for assignment. The aging period also serves as a grace period where the past registrant can renew the registration. Once the aging period expires the CSC will be placed in the pool of available CSCs.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

4.6 Modify Existing Registrations
Registrant’s must notify the Registry when any information in its registration record changes. The Registrants will access the Registry’s system to modify the existing registration record. Once it is modified it will be submitted to the Registry for approval and will follow the same process defined in Section 4.2 for a new application.
4.7 Opt-in / Spam Protection
To avoid costly customer complaints due to unsolicited messages, every application must be offered on an “opt-in” basis. This requires the customer to initially participate by sending a MO message to the application or registering on a web page for the service. Customer opt-ins will be on a per campaign basis, i.e. opting in to a particular campaign does not extend to other campaigns that might be offered by the same application or content provider. A registrant may use the opt-in database created by one campaign for future campaigns, but first must obtain approval on a carrier-by-carrier basis for each new campaign.
At the time of the sign-up or opt-in, the customer needs to be clearly identified by their MSISDN and the time of the subscription shall be recorded. Users who register via a web page must be verified as the actual owner of the registered number. For example, pass codes can be sent to a registered number and registration will remain incomplete until the pass code is entered.
Furthermore, all application providers must be capable of tracing and shutting down potential Spam sources and provide customers an easy and intuitive way to opt-out of CSC applications. A universal keyword may be used to opt customers out of CSC applications. Customers would be able to opt-out of any CSC application by sending the same keyword (e.g. cancel) to the application short code.
It shall be the role of the carrier to determine whether a specific program used in connection with the CSC is not adhering to these Opt-in / Spam Protection requirements. In such an event, the carrier will discontinue service to that CSC or to entities associated with providing services for that CSC.
4.8 Monitoring Applicant and Registrant Behavior
It’s possible that some Applicants and Registrants could attempt to abuse the CSC administrative process. One example of abuse is registering a CSC for the purposes of stopping another entity from registering it or for the purposes of reselling it. The Registry will monitor the behavior of Applicants and Registrants in order to identify any potential abusive behavior. If the Registry identifies any potentially abusive behavior it will contact the Applicant or Registrant and attempt to understand and if necessary correct the behavior. It may ultimately be necessary for the Registry to take corrective action such as closing the Applicant account.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

5.	Common Short Code Customer Care
5.1 Registry User Customer Care
Customer care will be able to address any issues related to the Registry function such as status of applications, questions about how to fill out an application and issues concerning user profiles. Users can communicate with customer service via phone calls, email or fax. Standard hours of operation are 9AM to 8PM Eastern Time, Monday through Friday, excluding holidays. There will also be customer care support beyond standard hours via pager. Of course they will restrict access to information in the same manner that the Registry system does. For example one registrant cannot find out information about another registrant’s CSC.
5.2 Public Website
The Registry public website is a place where interested parties can go to obtain general information about CSCs. There will be FAQs, general descriptions of CSC related applications and services, general descriptions of Registry functions and processes, and other general informational documentation.
In addition to general information the public will be able to perform a query on a specific CSC to see whether it is available for assignment. The only information provided to the public will be whether the code is available or not available.
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

ATTACHMENT 1 TO GUIDELINES
[SEE EXHIBIT E-1 BELOW]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

ATTACHMENT 2 TO THE ASSIGNMENT GUIDELINES
[PAGE LEFT INTENTIONALLY BLANK]
     [Graphic Omitted: Account Creation]
[Graphic Omitted: Account Log in]
[Graphic Omitted: Account Expiration]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

ATTACHMENT 3 TO THE ASSIGNMENT GUIDELINES: WORK ITEM LISTS
CSCA Home Page:
[Graphic Omitted: CSCA Home Page]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Account Creation:
[Graphic Omitted: Account Creation]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Account Creation — continued:
[Graphic Omitted: Account Creation — continued]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Check CSC Availability:
[Graphic Omitted: Check CSC Availability]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Possible results of availability check:
[Graphic Omitted: Possible results of availability check]
[Graphic Omitted: Public Search Page]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Registrant / Applicant Specific Forms:
Applicant work list:
[Graphic Omitted: Applicant work list]
Update Registrant Account information:
[Graphic Omitted: Registrant Account Information]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Search for CSC codes from Registrant Home Page:
[Graphic Omitted: Search for CSC codes from Registrant Home Page]
Application for new CSC code(s): See Schedule 1 to Exhibit E of the Common Short Code Administration License Agreement
Confirmation Page:
[Graphic Omitted: Confirmation Page]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Carrier Specific Forms:
Carrier work list:
[Graphic Omitted: Carrier work list]
Review Application / Opt-in or Opt-out:
[Graphic Omitted: Opt-in or Opt-out]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

After selection to Opt-in for a CSC:
[Graphic Omitted: After selection to Opt-in for a CSC]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Search for Specific CSC Registration:
[Graphic Omitted: Search for Specific CSC Registration]
View Reserved Short Code List:
[Graphic Removed: View Reserved Short Code List]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Pending Payment Applications:
[Graphic Omitted: Pending Payment Applications]
Update Account Information:
[Graphic Omitted: Update Account Information]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

ATTACHMENT 4 TO THE ASSIGNMENT GUIDELINES
[SEE NEXT PAGE, THIS PAGE INTENTIONALLY BLANK]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

[Graphic Omitted: CSC Functional Roles]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

SCHEDULE 1 TO
EXHIBIT E
OF THE
COMMON SHORT CODE ADMINISTRATION AGREEMENT
Application Form
Application for new CSC code(s):
[Graphic Omitted: Application for new CSC code(s)]
Application for new CSC code(s) — continued:
[Graphic Omitted: Application for new CSC code(s) — continued]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Application for new CSC code(s) — continued:
[Graphic Omitted: Application for new CSC code(s) — continued]
Application for new CSC code(s) — continued:
[Graphic Omitted: Application for new CSC code(s) — continued]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006

Application for new CSC code(s) — continued:
[Graphic Omitted: Application for new CSC code(s) — continued]
Second Amendment to Common Short Code License Agreement v. 1
January 5, 2006